UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2011 (March 22, 2011)

ARCA biopharma, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8001 Arista Place, Suite 200, Broomfield, CO 80021

(Address of Principal Executive Offices) (Zip Code)

(720) 940-2200

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2011, Dr. Ted W. Love tendered his resignation as a member of the Board of Directors of ARCA biopharma, Inc. (“ARCA”), effective immediately. Dr. Love’s resignation is not a result of any disagreements with ARCA relating to its operations, policies or practices. ARCA does not currently have plans to appoint a replacement director to fill the vacancy left by Dr. Love’s resignation.

On March 24, 2011, Ms. Mary K. Pendergast provided notice that she will not stand for reelection for the Board of Directors of ARCA at its 2011 Annual Meeting of Stockholders. Ms. Pendergast’s decision not to stand for reelection is not the result of any disagreements with ARCA relating to its operations, policies or practices. Ms. Pendergast serves on the Audit Committee and serves as chairperson of the Nominating and Corporate Governance Committee. ARCA does not currently have plans to appoint a replacement director to fill the vacancy that will be left by Ms. Pendergast.

The Board of Directors thanks Dr. Love and Ms. Pendergast for their contributions and service to ARCA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 28, 2011

ARCA biopharma, Inc. (Registrant)

By:	/s/ Patrick M. Wheeler
Name: Patrick M. Wheeler Title: Chief Financial Officer